UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2013

HOMEOWNERS OF AMERICA HOLDING CORPORATION

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-189686 (Commission File No.)	57-1219329 (IRS Employee Identification No.)

1333 Corporate Drive

Suite 325

Irving, TX 75038

(Address of Principal Executive Offices)

972-607-4241

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2013, Homeowners of America Holding Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date of September 1, 2013, there were a total of 14,322,461 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 14,197,461 shares of common stock were present in person or by proxy, representing a quorum.

At the Annual Meeting, the Company’s shareholders voted to elect six directors to serve until the next annual meeting. The final voting results were as follows:

Name of Director	For	Abstain
Spencer W. Tucker	13,947,461	250,000
Fredrick S. Hammer	13,947,461	250,000
Brett G. Baris	13,947,461	250,000
James F. Leary	13,947,461	250,000
Richard L. Viton	13,947,461	250,000
Andrew S. Lerner	13,947,461	250,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2013

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:	/s/ Michael Rosentraub
Name: Michael Rosentraub Title: Chief Financial Officer